SIXTH AMENDMENT AND WAIVER
TO
AMENDED AND RESTATED LOAN AGREEMENT

            THIS SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Sixth Amendment") is made and entered into as of this 5th day of December, 2006, but effective as of December 1, 2006, by and among TRIPOS, INC., a Utah corporation ("Tripos"), TRIPOS REALTY, LLC, a Missouri limited liability company ("Tripos Realty;" Tripos and Tripos Realty are sometimes collectively referred to herein as the "Obligors"), and LASALLE BANK NATIONAL ASSOCIATION (the "Lender").

WITNESSETH:

            WHEREAS, pursuant to that certain Amended and Restated Loan Agreement, dated as of December 2, 2002, by and among the Obligors and Lender, Lender (i) established in favor of Tripos a revolving line of credit initially in the amount of $6,000,000, and (ii) made a Term Loan to Tripos in the initial amount of $4,350,000, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of October 16, 2003, that certain Second Amendment to Amended and Restated Loan Agreement dated as of April 19, 2004, that certain Third Amendment to Amended and Restated Loan Agreement dated as of December 21, 2004, that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of April 14, 2005 and that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of April 18, 2006 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement"); and

            WHEREAS, the Lender has agreed to the modification of certain provisions contained in the Loan Agreement and certain of the other Loan Documents upon the terms and conditions hereafter set forth; and

            WHEREAS, Obligors are in violation of Section 16.2 of the Loan Agreement as of September 30, 2006 and, in connection therewith, have requested that Lender waive the Event of Default arising therefrom ("Existing Event of Default").

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1.          Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

            2.          Waiver.  The Lender hereby waives the Existing Event of Default.  This waiver shall not operate as a waiver of any other rights, powers or remedies of Lender, nor constitute a future waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            3.          Amendments to Loan Agreement.  The Loan Agreement is hereby amended as of the date first written above, as follows:

(a)   Section 3.1.2 (Limitation on Revolving Loan Advances) of the Loan Agreement is hereby amended and restated to read as follows:

                        "Limitation on Revolving Loan Advances.

No Revolving Loan Advance will be made which would result in the Revolving Loans exceeding the Maximum Available Amount and no Revolving Loan Advance will be made on or after the Revolving Loan Maturity Date.  Lender may, however, in its absolute discretion make Revolving Loan Advances exceeding the Maximum Available Amount, but shall not be deemed by doing so to have increased the Revolving Loan Commitment and shall not be obligated to make any such Revolving Loan Advances thereafter.  The "Maximum Available Amount" on any date shall be a Dollar amount equal to (i) the lesser of (a) the Borrowing Base minus the sum of the aggregate amount of all outstanding LOC Obligations and (b) the Revolving Loan Commitment on such date minus the sum of the aggregate amount of all outstanding LOC Obligations minus (ii) $500,000.  At any time that there is an Existing Default, the Revolving Loan Commitment may be canceled as provided in Section 17.2."

(b)    Article 5 of the Loan Agreement is hereby amended by adding a new Section 5.8 which shall read as follows:

                                    "5.8  Sixth Amendment Fee

Borrower shall pay to Lender a Sixth Amendment Fee in consideration of Lender's agreement to the terms of the Sixth Amendment (including without limitation the waiver included therein), in the amount of $50,000 on the effective date of the Sixth Amendment, plus, if any of the Loan Obligations are outstanding as of each such date, the following additional amounts on the following dates:

February 9, 2007

$25,000

February 16, 2007

$25,000

February 23, 2007

$25,000

February 28, 2007

$25,000

(c)      Section 14.16 (Review of Accounts) of the Loan Agreement is hereby amended by adding the following sentence to the end thereof:

"In addition, Borrower shall deliver to Lender by no later than the last Business Day of the following week a weekly aging report with respect to all of its domestic and foreign Accounts as of the last Business Day of the prior week."

(d)      Article 14 of the Loan Agreement is hereby amended by adding a new Section 14.26 to read as follows:

"14.26   Credit Insurance Policies.

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With respect to those Accounts that constitute Eligible Accounts because of the existence of credit insurance policies applicable thereto, Borrower covenants and agrees that it has taken and will continue to take all steps necessary to remain in material compliance under such policies, including without limitation the Atradius Policy, such as to assure adequate insurance coverage with respect to each such Eligible Account."

(e)     A new sentence is added to the end of Section 15.19 (Disposal of Property) of the Loan Agreement as follows:

"In addition, in the absence of an Existing Default, Tripos Realty may sell the Mortgaged Property provided that the proceeds (less commissions and other reasonable costs and expenses directly associated with such sale) from such sale are applied directly to pay off  the Term Loan and pay down the Revolving Loans."

(f)      Section 16.2 (Minimum Net Worth) is hereby deleted in its entirety.

(g)     Section 16.3 (Minimum Liquidity) is hereby deleted in its entirety.

(h)     Article 17 of the Loan Agreement is hereby amended by adding a new Section 17.1.19 to read as follows:

                     "17.1.19                  Credit Insurance.

                      The cancellation of, or any assignment or attempted assignment of (other than to Lender), or any change in loss payee designation under, any credit insurance policy covering Eligible Accounts including without limitation the Atradius Policy."

(i)       The definition of "Revolving Loan Maturity Date" contained on Exhibit 2.1 (Glossary and Index of Defined Terms) is hereby amended by deleting the reference to "January 1, 2007" and substituting in lieu thereof the date "February 28, 2007".

(j)       The definition of "Term Loan Maturity Date" contained on Exhibit 2.1 (Glossary and Index of Defined Terms) is hereby amended by deleting the reference to "April 18, 2008" and substituting in lieu thereof "February 28, 2007."

(k)      Exhibit 2.1 (Glossary and Index of Defined Terms) to the Loan Agreement is hereby amended by adding in proper alphabetical order the following definitions:

"Atradius Policy" - shall mean that certain credit insurance policy (number 747324) issued by Atradius Trade Credit Insurance, Inc. in favor of Borrower and showing Lender as loss payee.

 "Sixth Amendment" - shall mean that certain Sixth Amendment and Waiver To Amended and Restated Loan Agreement dated as of December 5, 2006 by and between the Obligors and the Lender.

 "Sixth Amendment Fee" - shall mean the fees payable pursuant to Section 5.8 of the Loan Agreement.

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            3.          Conditions to Effectiveness.  This Sixth Amendment shall become effective when and only when the Lender shall have received (i) this Sixth Amendment duly executed by the Obligors, (ii) evidence reasonably satisfactory to the Lender and its counsel that the transactions contemplated by the Sixth Amendment have been properly authorized, (iii) a Reaffirmation of Guaranty in a form reasonably satisfactory to Lender duly executed by Tripos Realty and Optive Research, (iv) evidence that the Obligors and Horizon have entered into an amendment of the Horizon Loan Agreement pursuant to which (A) principal payments thereunder shall be postponed through March 1, 2007 and (B) all existing defaults thereunder shall be waived and (C) such other changes as may be approved by Lender, and (v) the initial $50,000 installment of the Sixth Amendment Fee.

            4.          Representations and Warranties.  Borrower and Tripos Realty hereby represent and warrant as follows:

                        (a)         This Sixth Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of the Obligors and are enforceable against Obligors in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles of general application.

                        (b)        Upon the effectiveness of this Sixth Amendment, Obligors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement (except to the extent any representation or warranty relates to an earlier date in which case such representations and warranties are not being restated) to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Sixth Amendment.

                        (c)         No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Sixth Amendment.

                        (d)        The Covered Persons have no defense, counterclaim or offset with respect to the Loan Agreement or any of the other Loan Documents.

            5.          Effect on the Loan Agreement.

                        (a)         Upon the effectiveness of this Sixth Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan agreement as amended hereby.

                        (b)        Except as specifically amended herein, the Loan Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                        (c)         Except as expressly provided in Paragraph 2 hereof, the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            7.          Governing Law.  This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

            8.          Headings.  Section headings in this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

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            9.          Counterparts.  This Sixth Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

                          IN WITNESS WHEREOF, this Sixth Amendment has been duly executed as of the day and year first written above.

                                                                        TRIPOS, INC.

                                                                        By:        _________________________________

                                                                                    Name:  ___________________________

                                                                                    Title:    ___________________________

                                                                        TRIPOS REALTY, LLC

                                                                        (as Obligor and acknowledged as Guarantor)

                                                                        By: TRIPOS, INC., its sole member

                                                                        By:        ________________________________

                                                                                    Name:  __________________________

                                                                                    Title:    __________________________

                                                                        LASALLE BANK NATIONAL ASSOCIATION

                                                                        By:        ________________________________

                                                                                    Name:  Tom Harmon

                                                                                    Title:     Senior Vice President

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EXHIBIT 7.2

FORM OF

BORROWING BASE CERTIFICATE

          For the calendar month ended _______________, _____.

          TRIPOS, INC. (the "Borrower") hereby certifies that, to the best of its knowledge and belief, with respect to that certain Amended and Restated Loan Agreement dated as of December 22, 2002 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"; all of the defined terms in the Loan Agreement are incorporated herein by reference) among the Borrower, Tripos Realty and the Lender:

ACCOUNTS

1. Accounts (as defined in the definition of Eligible Accounts in Exhibit 2.1 of the Loan Agreement)	$_____________
2. (i) Subject to clause (vii) below, Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale	$_____________
(ii) Subject to clause (vii) below, Accounts unpaid more than ninety (90) days from their original due dates	$_____________

(iii)  Subject to clause (vii) below, Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from their original due dates

$_____________

(iv)  Accounts for which the Account Debtor is an officer, director, a 5% or more shareholder, member, employee, parent, Subsidiary, or Affiliate (other than any Affiliate with which Borrower and such Affiliate have entered into and negotiated an arms length transaction) of, or has common 5% or more shareholders, officers, directors or members with Borrower

$_____________
(v) Consignment sales	$_____________
(vi) Accounts for which the payment is or may be conditional	$_____________

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(vii)  Accounts for which the Account Debtor is not a commercial or institutional entity (which includes, but is not limited to, public or private universities, governmental agencies and research institutes or centers) or is not a resident of the United States, unless, notwithstanding clauses (i), (ii) and (iii) above, and the standard terms are no longer than net 60 days, such Accounts are (a) insured on terms and by an agency or private insurer reasonably acceptable to Lender (and in which Lender is the named beneficiary), or (b) supported by a letter of credit (in which Lender is the named beneficiary)).

$_____________
(viii) Accounts with respect to which any warranty or representation provided herein is not true and correct	$_____________
(ix) Accounts which represent goods or services purchased for a personal, family or household purpose	$_____________
(x) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party	$_____________
(xi) Accounts which are progress payment (before such progress payment is properly billable to the customer) or barter	$_____________

(xii)  Accounts of the Borrower representing a sale to the government of the United States of America or any subdivision thereof:  (a) unless, with respect to an Account representing such a sale in excess of $100,000.00, the Borrower has complied, to the satisfaction of the Lender, with respect to the granting of a security interest in such Account of the Borrower, with the Federal Assignment of Claims Act or other similar applicable law, if applicable; or (b) unless the Account representing such a sale is equal to or less than $100,000.00 and the aggregate amount of all such sales of $100,000.00 or less does not exceed $500,000.00

$_____________

(xiii)  Accounts of the Borrower evidenced by notes, chattel paper or other instruments (unless such notes, chattel paper or other instruments have been delivered to and are in the possession of Lender)

$_____________
(xiv) Accounts of the Borrower owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind	$_____________
(xv) Accounts of the Borrower subject to any Security Interest, other than a Permitted Security Interest	$_____________

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(xvi)  Accounts of the Borrower with respect to which the applicable account debtor has disputed liability or made any claim with respect thereto which are contingent or subject to offset or counterclaim, in each case only to the extent of such offset or counterclaim

$_____________
(xvii) Sum of lines (i) through (xvi)	$_____________
3. Eligible Accounts (Line 1 less Line 2)	$_____________

4.          Deductions from Eligible Accounts (the sum of any and all returns, discounts, credits, rebates, allowances, or excise taxes (other than sales taxes) of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time)

$_____________
5. Net Eligible Accounts (Line 3 less Line 4)	$_____________
6. Borrowing Base: (a) 80% of Net Eligible Accounts plus (b) prior to sale by Tripos Realty of the Mortgaged Property, an Overadvance Amount of up to $1,800,000.00	$_____________
BORROWING BASE
7. Total Borrowing Base availability (Line 6)	$_____________
8. Lesser of (a) Total Borrowing Base availability set forth in line 7, and (b) $6,000,000	$_____________
9. The amount shown on Line 8 less $500,000	$_____________
10. Aggregate outstanding Revolving Loans	$_____________
11. Aggregate outstanding LOC Obligations	$_____________
12. The sum of Line 10 and Line 11	$_____________

13.        If Line 9 is greater than Line 11, then the difference ($________) is available for extensions of credit under the Revolving Commitments and the LOC Commitment; if Line 11 is greater than Line 9, then the Borrower shall prepay or otherwise reduce so much of the outstanding Revolving Loans and LOC Obligations as shall be necessary to eliminate such excess ($_________).

            With reference to this Borrowing Base certificate, the Borrower certifies that the above statements are true and correct.

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            IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this _____ day of ______________, _______________.

TRIPOS, INC.

By:

Name:

Title:

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